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                                 Exhibit 4(d)




                                 July 21, 1997



Walter Stepan
President and CEO
Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI  02917

      Re: Citizens Bank of Rhode Island's Revolving Line of Credit Agreement dated May 21, 1997

Dear Mr. Stepan:

      I am writing to set forth our agreement with respect to a certain Revolving Line of Credit Agreement by and between Uvex Safety, Inc. ("Uvex") and Citizens Bank of Rhode Island (the "Bank") dated May 21, 1997 (the "Agreement"). In specific, I am writing to set forth our agreement with respect to amending the definition of "Revolving Credit Termination Date", which definition appears on Page 3 of the Agreement. As we have agreed, that definition is hereby amended to read as follows:

      "Revolving Credit Termination Date." Revolving Credit Termination Date means April 30, 1998, unless extended in writing by Lender."

      Except as modified and amended hereby, the Agreement shall remain in full force and effect and is in all other respects ratified and confirmed. Please indicate your acceptance of this modification to the Agreement by signing where indicated below.

                                   Sincerely,

                                   CITIZENS BANK OF RHODE ISLAND


                                   By: /s/ J. Bruce Hallworth
                                       ----------------------
                                       J. Bruce Hallworth
                                       Senior Vice President
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                                AGREED AND ACCEPTED BY:

                                UVEX SAFETY, INC.

                                By:  /s/ Walter Stepan
                                     -----------------------------------
                                     Walter Stepan
                                     President & Chief Executive Officer

                                Dated: 8/4/97


                                AGREED AND CONSENTED TO BY:

                                BACOU USA, INC., Guarantor

                                By:  /s/ Walter Stepan
                                     -----------------------------------
                                     Walter Stepan
                                     President & Chief Executive Officer

                                Dated: 8/4/97


                                By:  /s/ Philip B. Barr
                                     -----------------------------------
                                     Philip B. Barr
                                     Executive Vice President
                                     and Chief Financial Officer

                                Dated: 8/4/97


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